EXHIBIT 10.1

[GRAPHIC OMITTED]
 SecureCARE
 Technologies, Inc.



June 7, 2006

Mr. Younis Zubchevich
General Manager
Gryphon Opportunities Fund I, LLC
400 Royal Palm Way
Suite 300
Palm Beach, FL  33480

Dear Younis,

Due to the on-going lack of investment capital for SecureCARE Technologies, Inc., (the "Company"), I am writing to you on behalf of the board of directors and company management to ask for your approval in regard to certain changes in the Company's debt and capital structures. These changes will allow the Company to raise the short-term and long-term investment capital needed to cover its critical liabilities, to fund its current operations and planned technology investments and fund its long-term business plan. Highlights of the Company's debt and capital structure are indicated below. Additional detail is provided in attachments one and two.

Past Bridge Financing/Accrued Interest                               $ 2,039,162
Recent Bridge Financing                                              $    70,000
Common Stock Outstanding                                              20,304,000
Fully Diluted Shares Outstanding                                      26,623,455
Short-Term Bridge Financing "To Be Raised"                           $   500,000

In order to raise the required short-term financing of $500,000 and additional growth capital in the future of $1 - $2 Million, we must restructure the Company's balance sheet as follows:

         1. The existing shareholders and warrant holders, on a fully-diluted basis (26,623,455 shares currently outstanding) will, in the restructured Company, represent 10 percent ownership of the total common stock shares outstanding in the Company, post-restructure.

         2. According to my records, as of March 31, 2006, on a fully diluted basis, Gryphon Opportunities Fund I, LLC ("Gryphon") owns 13,482,638 shares of SecureCARE Technologies, Inc. common stock. In addition, your affiliated entities (Dall, Inc., York Avenue Holding Corporation and Gryphon Financial Securities Corporation) own a total of 420,300 shares of common stock and 466,727 common stock purchase warrants. This amounts to Gryphon and its affiliated entities' total holdings of 14,369,665 on a fully-diluted basis.


                                       3755 Capital of Texas Highway, Suite 160E
                                                               Austin, TX  78704
                                                         Telephone: 512-589-6754
                                                               Fax: 512-439-6760
                                                              EFax: 703-783-8407
                                                          www.securecaretech.com

[GRAPHIC OMITTED]
 SecureCARE
 Technologies, Inc.

         3. Investors who provided bridge financing ($2,609,162, including accrued interest) over the last three years, including the $544,490 in principal plus accrued interest provided by Gryphon during the period of the Company's reorganization in 2003, and the $70k recently received and the $500k to be raised in the next two weeks, will represent 90 percent ownership of the total common stock shares outstanding in the Company, post-restructure.

Once these arrangements have been completed, there will be approximately 266 million common shares outstanding as follows:

239,611,095   Bridge Financing Ownership (90%)
 26,623,455   Fully Diluted Common stock Ownership (10%)
266,234,500   Total Shares Outstanding

We propose a forward reverse-split of the shares on a 200:1 basis, resulting in total common shares outstanding, post-recapitalization of 1,331,172. We also believe that we will be able to reconstruct the balance sheet in a way in which total assets will be approximately $1.3 million.

This recapitalization reflects equal treatment for all shareholders and note holders (creditors).

In the past two weeks, $70,000 in investment capital has been received by the Company from existing investors. Among other things, these funds were used to pay the audit firm, as required, so the year-end 2005 audit could be completed and the Company's annual report filed with the SEC. This allowed the Company to keep its listing with the NASD.

Additionally, $500,000 in additional investment capital must be found in the next two weeks to enable the Company to manage its on-going liabilities, fund its existing operations and short-term technology investments and allow for the additional time required for a further long-term investment of up to $2 Million.

This is to confirm that you agree that a recapitalization of the Company is in order to facilitate additional financing. Included in this agreement are the following conditions:

         1) Gryphon Opportunities Fund I, LLC, Gryphon Financial Securities Corp. and all of their officers, employees, affiliates and directors will receive an indemnification from the Company with respect to this contemplated recapitalization plan, and will also receive a release waiver from the Company with respect to all of its activities related to the Company.

         2) The lien on the assets of the Company will be released to the Company alone, and no other entity, upon closing of the initial $500,000 in investment capital contemplated in this plan. Until the Company raises an additional $1,000,000 in investment capital over the initial $500,000, no other entity other than the Company shall be granted a lien on the assets of the Company without the prior express approval of Gryphon

                                       3755 Capital of Texas Highway, Suite 160E
                                                               Austin, TX  78704
                                                         Telephone: 512-589-6754
                                                               Fax: 512-439-6760
                                                              EFax: 703-783-8407
                                                          www.securecaretech.com

[GRAPHIC OMITTED]
 SecureCARE
 Technologies, Inc.


                  Opportunities Fund I, LLC. When the Company raises an additional $1,000,000 in investment capital, Gryphon Opportunities Fund I, LLC will relinquish all of its rights in regard to the Company's assets, including elimination of the requirement of the Company to obtain prior express approval of Gryphon Opportunities Fund I, LLC to grant a lien on its assets to any other entity.

         3) The Company undertakes to work with all the creditors and investors to obtain all consents necessary to effectuate this plan. Gryphon and its Affiliated entities will not take responsibility for obtaining such consents although it may be asked from time to time to render its assistance.

         4) The note payable to Phoebe Holdings, totaling $63,500 in principal plus accrued interest will be assigned to York Avenue Holding Corp. by the Company upon receipt of the appropriate and complete documentation by York Avenue Holding Corp., to be reviewed and approved by the Company's SEC attorney.

         5)       All existing shareholders are treated on a Pari Passu basis.

         6) Younis Zubchevich maintains observer status on the Board of Directors for the next three years with the right to attend all meetings and receive all information disseminated to the Board of Directors at the same time the information is issued to the Board members. In addition, for the next three years, Mr. Zubchevich has the right to nominate a position on the Board of Directors. This nomination is subject to approval of the Board of Directors.

Once these arrangements have been completed, there will be approximately 266 million common shares outstanding as follows:

239,611,095   Bridge Financing Ownership (90%)
 26,623,455   Fully Diluted Common stock Ownership (10%)
266,234,500   Total Shares Outstanding

We propose a forward reverse-split of the shares on a 200:1 basis, resulting in total common shares outstanding, post-recapitalization of 1,331,172. We also believe that we will be able to reconstruct the balance sheet in a way in which total assets will be approximately $1 million.

This recapitalization reflects equal treatment for all shareholders and note holders (creditors).

Please indicate your approval of SecureCARE's balance sheet recapitalization and all of its terms and conditions, as indicated above, by signing below. Please return the signed document to the Company, via fax, to 512-439-6760 by close of business on Wednesday, June 7, 2006, with the original signature document mailed to the Company. Also, please keep in mind that the Company will be designating a specific recapitalization date. This date will be assigned in the near future so that exact shareholdings, accrued interest and other elements of the transaction as detailed above can be calculated. Therefore, certain amounts referenced above are subject to adjustment as of the recapitalization date.

                                       3755 Capital of Texas Highway, Suite 160E
                                                               Austin, TX  78704
                                                         Telephone: 512-589-6754
                                                               Fax: 512-439-6760
                                                              EFax: 703-783-8407
                                                          www.securecaretech.com

[GRAPHIC OMITTED]
 SecureCARE
 Technologies, Inc.


Thank you and best regards,


/s/ NEIL BURLEY
---------------------------------
Neil Burley
Chief Financial Officer
SecureCARE Technologies, Inc.


cc: Board of Directors - Richard Corlin, Allen Stamy and Robert Woodrow Frank Hariton, Corporate SEC Counsel
     Joe Larter


/s/ YOUNIS ZUBCHEVICH                                            June 7, 2006
--------------------------------------------                     ---------------
Younis Zubchevich, General Manager,                              Date
Gryphon Opportunities Fund I, LLC


                                       3755 Capital of Texas Highway, Suite 160E
                                                               Austin, TX  78704
                                                         Telephone: 512-589-6754
                                                               Fax: 512-439-6760
                                                              EFax: 703-783-8407
                                                          www.securecaretech.com


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